Exhibit 99.1

PRESS RELEASE

For more information, contact:
SM Berger & Company	FOR IMMEDIATE RELEASE
(216) 464-6400

SRI SURGICAL TO PURSUE STRATEGIC ALTERNATIVES

TAMPA, FL – September 14, 2011 – SRI/Surgical Express, Inc. (SRI Surgical) (Nasdaq: STRC), a leading provider of reusable surgical device reprocessing services supporting the healthcare industry, today announced that its Board of Directors will conduct an open process to explore and evaluate strategic alternatives for SRI Surgical to enhance shareholder value, including a possible strategic alliance, merger or sale of SRI Surgical. The Board of Directors has established a Special Committee consisting entirely of independent directors to provide focus, assistance and direct oversight of this process. McColl Partners, LLC has been retained as financial advisor to the Board of Directors.

SRI Surgical has not set a timetable for completion of the evaluation process or made a decision to pursue any particular transaction, and there can be no assurance that any transaction will be pursued or completed.

In addition, SRI Surgical clarified that the guidance it issued on its quarterly conference call on August 8, 2011 was prior to any potential impact of expenses associated with the Board of Directors’ decision to explore strategic alternatives.

About McColl Partners

McColl Partners, LLC is a leading independent investment banking firm specializing in mergers and acquisitions advisory for middle-market companies. McColl Partners’ dedicated Healthcare Group has extensive sell-side advisory experience and strong, long-term relationships with key participants within the healthcare industry. McColl Partners has international reach through its partnership with leading global advisor Clairfield International, which has offices in 24 cities across North America, Europe, South America, and Asia.

About SRI Surgical

SRI Surgical (www.srisurgical.com) provides central processing and supply chain management services to hospitals and surgery centers across the United States. SRI Surgical serves hospitals and surgery centers in 25 states from 10 reprocessing facilities and four distribution centers located throughout the United States.

Forward-Looking Statements

The statements in this press release that are not historical, including statements regarding SRI Surgical’s beliefs, expectations, prospects, strategic plans and statements regarding the potential for future transactions, constitute “forward looking statements” within the meaning of the federal securities laws. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Important factors that could cause the differences are discussed in SRI Surgical’s reports on Forms 10-Q, 10-K, and 8-K that SRI Surgical periodically files with the Securities and Exchange Commission. Factors that relate to SRI Surgical’s strategic review process include uncertainty regarding the length or complexity of the strategic review process, the possibility that the strategic review process will not lead to any transaction, the potential that the process will distract the attention of SRI Surgical’s Board of Directors and management from its business, the potential that SRI Surgical will incur significant expenses pursuing one or more transactions unsuccessfully, the risk that SRI Surgical’s pursuit of strategic alternatives will impair its relationships with customers, suppliers and employees, and the risk of claims or other litigation arising from SRI Surgical’s pursuit of strategic alternatives. Additional factors that could cause SRI Surgical’s actual results to differ materially from those expressed in the forward-looking statements include SRI Surgical’s sales process and market acceptance of its products and services, SRI Surgical’s capital needs, SRI Surgical’s dependence on significant customers and suppliers, risks of a new product offering, risks that SRI Surgical may incur significant costs related to self-insurance retention levels for employee benefits and workers’ compensation programs, and the competitive healthcare marketplace. SRI Surgical does not undertake to update any forward-looking statements in this press release to reflect events or circumstances after the date they were made, including any undertaking to disclose developments with respect to the strategic review process until such time as its Board of Directors approves a specific transaction or it otherwise deems further disclosure is appropriate or required by law. Copies of SRI Surgical’s SEC filings, including its annual report on Form 10-K and quarterly reports on Form 10-Q, may be obtained by contacting SRI Surgical’s investor relations department at (813) 891-9550 or at the Investors section of the SRI Surgical website at www.srisurgical.com.